 EXHIBIT 10.47

AMENDMENT TO EMPLOYMENT AGREEMENT

AMENDATORY AGREEMENT, dated the 29th day of December, 2008 by and between VORNADO REALTY TRUST, a Maryland real estate investment trust (the “Company”) and MICHAEL D. FASCITELLI (the “Executive”).

WHEREAS, the Company and Executive entered into an Employment Agreement dated as of March 8, 2002 (the “Employment Agreement”) to set forth the terms of the Executive’s employment by the Company (which amended and restated in its entirety a December 2, 1996 employment agreement between Executive and the Company); and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement to conform its terms with final regulations promulgated by the Internal Revenue Service under Section 409A of the Internal Revenue Code of 1986, as amended;

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the Company and Executive mutually agree as follows:

1.         Section 5(m)(iii) of the Employment Agreement is hereby amended in its entirety, to read as follows:

“(iii)    tax preparation and financial planning assistance up to a maximum value of $15,000 per calendar year, payable in a lump sum no later than the end of the calendar year following the calendar year to which the payment relates; and

2.         The first paragraph of Section 8 of the Employment Agreement is hereby amended in its entirety, to read as follows:

“8.       Compensation Upon Termination or During Disability. In the event Executive suffers or incurs a Disability as defined in Section 6(b) or his employment terminates during the Employment Period, the Company shall provide Executive with the payments and benefits set forth below, subject to the provisions of Section 8(f) hereof. Executive acknowledges and agrees that the payments and benefits set forth in this Section 8 constitute liquidated damages for termination of his employment during the Employment Period.”

3.         Section 8(a)(i) of the Employment Agreement is hereby amended in its entirety, to read as follows:

“(i)      the Company shall pay to Executive (A) his Base Salary and accrued vacation pay through the Date of Termination, as soon as practicable

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following the Date of Termination but in no event later than seventy (70) days after the Date of Termination and (B) subject to Section 8(f), over the three-year period following the Date of Termination, the Company shall pay to Executive an amount per annum equal to his Base Salary on the Date of Termination, which shall be paid ratably in accordance with the Company’s customary payroll practices. Notwithstanding the foregoing, during the second and third years following the Date of Termination the Company’s obligation to pay continued Base Salary shall be offset by the economic value of any compensation actually received (or deferred) for services rendered by Executive to any other entity;”

4.         Section 8(a)(iii) of the Employment Agreement is hereby amended in its entirety, to read as follows:

“(iii)    The Company shall maintain in full force and effect, for the continued benefit of Executive, his spouse and his dependants for a period of three (3) years following the Date of Termination, the medical, dental and hospitalization programs (the “Health Programs”) and the life insurance programs (including, without limitation, the life insurance policy set forth in Section 5(m), but for no longer than the five year term of such policy) (the “Life Insurance Programs”) in which Executive, his spouse and his dependants were participating immediately prior to the Date of Termination at the level in effect and upon substantially the same terms and conditions (including, without limitation, contributions required by Executive for such benefits) as existed immediately prior to the Date of Termination. If Executive, his spouse or his dependants cannot continue to participate in the Company Health Programs, the Company shall: (a) in the event Executive is eligible to, and elects to continue receiving such benefits from the Company pursuant to the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), waive the premium cost of such benefits (to the extent such premiums exceed the premium costs charged to active employees of the Company from time to time) for the period during which Executive (and his spouse and dependents) is/are entitled to continuation coverage under COBRA (the “COBRA Period”) and (b) commencing with the month after the month in which the COBRA Period ends, pay to Executive an amount equal to the quotient determined by dividing (x) the cost to Executive of acquiring medical, dental and/or hospitalization coverage for Executive, his spouse and his dependants for such month (such coverage to be, on a benefit-by-benefit basis, at the same level of, but otherwise comparable to, the coverage in effect immediately prior to the Date of Termination), by (y) 0.55, with such payment to be made on the first business day of the month following the month to which such coverage relates. Subject to Section 8(f) hereof, in the event Executive, his spouse or his dependants cannot continue to participate in the Company Life Insurance Programs, the Company shall pay to Executive an amount equal to the cost to Executive of acquiring life insurance coverage for Executive, his spouse and his dependants for such month (such coverage to be, on a benefit-by-benefit basis, at the same level of, but otherwise comparable to, the coverage in effect immediately prior to the Date of Termination), with such payment to be made on the first business day of the month following the month to which such coverage relates. Notwithstanding the forgoing, the Company’s obligation to provide the benefits and payments described above shall terminate on the earlier of (i) the date or dates Executive receives equivalent coverage and benefits, without waiting period or pre-existing conditions limitations, under the plans and programs of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage or benefit-by-benefit, basis) or (ii) the third anniversary of the Date of Termination; PROVIDED that, the Company’s obligation with respect to the life insurance policy referred to in Section 5(m) shall terminate no later than the expiration of the five year term of such policy.”

5.         Section 8(a)(iv) of the Employment Agreement is hereby amended in its entirety, to read as follows:

“(iv)    As soon as practicable following the Date of Termination but in no event later than seventy (70) days after the Date of Termination the Company shall reimburse Executive pursuant to Section 5(h) for reasonable expenses incurred, but not paid prior to such termination of employment.”

6.         Section 8(b)(i) of the Employment Agreement is hereby amended in its entirety, to read as follows:

“(i)      the Company shall pay Executive his Base Salary and, to the extent required by law or the Company’s vacation policy, his accrued vacation pay through the Date of Termination, as soon as practicable following the Date of Termination but in no event later than seventy (70) days after the Date of Termination.”

7.         Section 8(b)(iii) of the Employment Agreement is hereby amended in its entirety, to read as follows:

“(iii)    As soon as practicable following the Date of Termination but in no event later than seventy (70) days after the Date of Termination the Company shall reimburse Executive pursuant to Section 5(h) for reasonable expenses incurred, but not paid prior to such termination of employment, unless such termination resulted from a misappropriation of Company funds; and”

8.         Section 8(c)(i) of the Employment Agreement is hereby amended in its entirety, to read as follows:

“(i)      the Company shall pay to Executive (A) his Base Salary and accrued vacation pay through the Date of Termination, as soon as practicable following the Date of Termination but in no event later than seventy (70) days after the Date of Termination and (B) subject to Section 8(f), following the Date of Termination, the Company shall pay to Executive an amount per annum equal to his Base Salary on the Date of Termination, which shall be paid ratably in accordance with the Company’s customary payroll practices. The Company’s obligation to pay continued Base Salary shall cease on the later of (x) six (6) months after the Date of Termination or (y) the date on which Executive becomes entitled to long-term disability benefits under the applicable plan or program of the Company paying the benefits described in Section 5(m)(iv) (but no later than the three-year anniversary of the Date of Termination). The Company shall also provide Executive (and his spouse and dependants) with the medical, dental, hospitalization and life insurance benefits described in Section 8(a)(iii) in the manner set forth therein; PROVIDED that, the Company’s obligation to provide such benefits shall terminate on the later of (i) the six (6) month anniversary of the Date of Termination or (ii) the date Executive becomes entitled to long-term disability benefits under the applicable plan or program of the Company paying the benefits described in Section 5(m)(iv); PROVIDED further, that the Company’s obligation with respect to the life insurance policy referred to in Section 5(m) shall terminate no later than the expiration of the five year term of such policy.”

9.         Section 8(c)(iii) of the Employment Agreement is hereby amended in its entirety, to read as follows:

“(iii)    As soon as practicable following the Date of Termination but in no event later than seventy (70) days after the Date of Termination the Company shall reimburse Executive pursuant to Section 5(h) for reasonable expenses incurred, but not paid prior to such termination of employment; and”

10.       Section 8(d)(i) of the Employment Agreement is hereby amended in its entirety, to read as follows:

“(i)      the Company shall pay in a lump sum as soon as practicable following the Date of Termination but in no event later than seventy (70) days after the Date of Termination to Executive’s beneficiary, legal representatives or estate, as the case may be (A) Executive’s Base Salary through the Date of Termination, and (B) subject to Section 8(f), an amount equal to one (1) times Executive’s annual rate of Base Salary as in effect on the Date of Termination. In the event Executive’s spouse and dependents are eligible to, and elect to continue their medical, dental and hospitalization coverage pursuant to the requirements of COBRA, for the COBRA Period the Company shall waive the premium cost of such coverage (to the extent such premiums exceed the premium costs charged to active employees of the Company from time to time); and”

11.       Section 8(d)(iii) of the Employment Agreement is hereby amended in its entirety, to read as follows:

“(iii)    As soon as practicable following the Date of Termination but in no event later than seventy (70) days after the Date of Termination the Company shall reimburse Executive’s beneficiary, legal representatives or estate, as the case may be, pursuant to Section 5(h) for reasonable expenses incurred, but not paid prior to such termination of employment; and”

12.       Section 8 of the Employment Agreement is hereby amended by adding the following paragraph at the end thereof:

“(f)      409A Compliance. Notwithstanding the foregoing, if necessary to comply with the restriction in Section 409A(a)(2)(B) of the Internal Revenue Code of 1986, as amended (the “Code”) concerning payments to “specified employees”, any payment on account of Executive’s separation from service that would otherwise be due hereunder within six months after such separation shall nonetheless be delayed until the first business day of the seventh month following Executive’s date of termination and the first such payment shall include the cumulative amount of any payments that would have been paid prior to such date if not for such restriction, together with interest on such cumulative amount during the period of such restriction at a rate, per annum, equal to the applicable federal short-term rate (compounded monthly) in effect under Section 1274(d) of the Code on the date of termination. For purposes of Section 8 hereof, Executive shall be a “specified employee” for the 12-month period beginning on the first day of the fourth month following each “Identification Date” if he is a “key employee” (as defined in Section 416(i) of the Code without regard to Section 416(i)(5) thereof) of the Company at any time during the 12-month period ending on the “Identification Date.” For purposes of the foregoing, the Identification Date shall be December 31. Notwithstanding anything contained herein to the contrary, Executive shall not be considered to have terminated employment with the Company for purposes of Section 8 hereof unless he would be considered to have incurred a “termination of employment” from the Company within the meaning of Treasury Regulation §1.409A-1(h)(1)(ii).”

13.       Section 12 of the Employment Agreement is hereby amended in its entirety, to read as follows:

“12.     Legal Fees and Expenses.      The Company shall reimburse Executive promptly following the Commencement Date for all legal fees and expenses reasonably incurred by Executive in connection with Executive and the Company entering into this Agreement and the 2002 Units Agreement, upon receipt of reasonable written evidence of such fees and expenses. If any contest or dispute shall arise between the Company or Alexander’s and Executive (or, following the death of Executive, his estate or heirs) regarding any provision of this Agreement, the Rabbi Trust Agreement, the Company Registration Statement, the Alexander’s Registration Statement, or the Alexander’s Stock Option Agreement, the Company shall reimburse (i) Executive for all legal fees and expenses reasonably incurred by Executive during the lifetime of Executive and (ii) Executive’s estate and heirs for all legal fees and expenses reasonably incurred by Executive’s estate and heirs through the earlier of the 15th anniversary of the date of Executive’s death or the final settlement of Executive’s estate, in any case, in connection with such contest or dispute, but only if Executive (or his estate or heirs, as the case may be) is successful in respect of substantially all of Executive’s (or his estate’s or heirs’, as the case may be) claims brought and pursued in connection with such contest or dispute. Such reimbursement shall be made as soon as practicable following the resolution of such contest or dispute (whether or not appealed) to the extent the Company receives reasonable written evidence of such fees and expenses, but in any event no later than the end of the calendar year following the calendar year in which the expenses were incurred.”

14.       A new Section 26 of the Employment Agreement is hereby added, to read as follows:

“26.	Section 409A Compliance.

(i)        This Agreement is intended to comply with the requirements of Section 409A of the Code (“Section 409A”) and regulations promulgated thereunder. To the extent that any provision in this Agreement is ambiguous as to its compliance with Section 409A or to the extent any provision in this Agreement must be modified to comply with Section 409A (including, without limitation, Treasury Regulation 1.409A-3(c)), such provision shall be read, or shall be modified (with the mutual consent of the parties, which consent shall not be unreasonably withheld), as the case may be, in such a manner so that all payments due under this Agreement shall comply with Section 409A. For purposes of section 409A, each payment made under this Agreement shall be treated as a separate payment. In no event may Executive, directly or indirectly, designate the calendar year of payment.

(ii)       All reimbursements provided under this Agreement shall be made or provided in accordance with the requirements of section 409A, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during Executive’s lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement is not subject to liquidation or exchange for another benefit.”

15.       Executive further acknowledges that, while the purpose of this Amendatory Agreement is to conform the Employment Agreement to the requirements of Section 409A of the Code and Treasury Regulations promulgated thereunder, any tax liability incurred by Executive under Section 409A of the Code is solely the responsibility of Executive.

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            Except as amended herein, the Employment Agreement shall remain in full force and effect.

VORNADO REALTY TRUST

By: /s/ Alan J. Rice
Name: Alan J. Rice
Title: Senior Vice President

/s/ Michael D. Fascitelli
Michael D. Fascitelli